Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of Samoyed Holding Limited of our report dated May 7, 2018 relating to the financial statements of Samoyed Holding Limited, which appears in this Registration Statement.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Zhong Tian LLP

The People’s Republic of China, Shanghai

September 28, 2018